UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact name of registrant as specified in its charter)

New York	1-4858	13-1432060
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

International Flavors and Fragrances Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to the Company’s Current Report on Form 8-K which was originally filed on May 6, 2011 (the “Original Report”) to update disclosures made under Item 5.07 regarding the frequency of future shareholder advisory (non-binding) votes on executive compensation. Except for the foregoing, this Amendment No. 1 does not amend the Original Report in any way and does not modify or update any other disclosures contained in the Original Report. This Amendment No. 1 supplements and does not supersede the Original Report. Accordingly, this Amendment No. 1 should be read in conjunction with the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 annual meeting of shareholders held on May 3, 2011 (the “Annual Meeting”), shareholders voted on whether future shareholder advisory votes on our executive compensation programs as disclosed pursuant to the SEC’s disclosure rules (“Say on Pay Proposals”) should be submitted to shareholders every year, every two years or every three years. With respect to this proposal the Company’s Board of Directors recommended that the shareholders vote, on an advisory basis, in favor of an annual frequency for Say on Pay Proposals. The majority of the votes were cast in favor of having Say on Pay Proposals submitted for shareholder vote annually. The results of the shareholder votes at the Annual Meeting were disclosed by the Company in the Original Report. On July 26, 2011, the Board of Directors approved an annual frequency for Say on Pay Proposals. Accordingly, the Company will submit Say on Pay Proposals for shareholder vote at each annual shareholder meeting until such time as a shareholder vote on the frequency of Say on Pay Proposals is next presented to shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS &
FRAGRANCES INC.

Dated: July 28, 2011

By: /s/ Anne Chwat
Name: Anne Chwat
Title: Senior Vice President,
General Counsel and Corporate Secretary

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